                                                                    EXHIBIT 13


         THE TRAVELERS SEPARATE ACCOUNT PF AND SEPARATE ACCOUNT PF II
                            FOR VARIABLE ANNUITIES

            SCHEDULE FOR COMPUTATION OF TOTAL RETURN CALCULATIONS


The standardized and nonstandardized average annual total returns are computed according to the formula described below. A hypothetical initial investment of $1,000 is applied to the Funding Option, and then related to ending redeemable values as of the most recent fiscal year end, for the calendar year-to-date (nonstandardized only), and over a 1-year, 3-year (nonstandardized only), 5-year, and 10-year period, or since inception if a Funding Option has not been in existence for one of the prescribed periods.

              1/n
T  =  (ERV/P)      -1 where:

        T      =      average annual total return
        P      =      a hypothetical initial payment of $1,000
        n      =      the applicable year (1, 3, 5, 10) or portion thereof
        ERV    =      ending redeemable value of a hypothetical $1,000
                      payment made at the beginning of each of the periods

Both the standardized and nonstandardized performance returns reflect the deduction for the management fees and other expenses for a Funding Option, the mortality and expense risk charge(s) and the administrative expense charge.

For Funding Options that were in existence prior to the date they became available under the Separate Account, the standardized average total return quotations may be accompanied by returns showing the investment performance that such Fund Options would have achieved (reduced by applicable charges/fees) had they been held under the Contract for the period quoted. The total return quotations are based on historical earnings and are not necessarily representative of future performance.

Standardized Method
The standardized returns take into consideration all fees and/or charges applicable to the Funding Option or contract. Standardized performance figures will only be available after the product offered through the Separate Account has begun operating.

Under the standardized method, the $30 annual contract administrative charge is reflected in the calculation. It is expressed as a percentage of assets based on the actual fees collected divided by the average net assets for contracts sold under the prospectus for each year for which performance is shown.

Nonstandardized Method
Nonstandardized returns do not reflect the deduction of the $30 annual administrative charge, which, if reflected, would decrease the level of performance shown.

For a Schedule of the Computation of the Historical Total Return Quotations, see attached.

                                                                                               Unit Values At
Fund Name                                                               Inception Date      31-Dec-01      31-Dec-00     31-Dec-98
AIM V.I. Capital Appreciation Fund - Series II Shares (1.90%)                 05-May-93      0.999183       1.328561      1.071052
AIM V.I. Value Fund - Series II Shares (1.90%)                                05-May-93      1.000104       1.166092      1.092513
Alliance Premier Growth Portfolio-Class B* (1.90%)                            26-Jun-92      0.997311       1.230744      1.162328
Alliance Technology Portfolio- Class B (1.90%)                                11-Jan-96      0.982909       1.343975      1.014267
Concert Investment Series Select Government Portfolio (1.90%)                 14-Sep-99      1.011029       0.973366       -
Fidelity VIP Equity Income Portfolio - Service Class 2 (1.90%)                09-Oct-86      0.998336       1.073715      0.970623
Fidelity VIP Growth Portfolio - Service Class 2 (1.90%)                       09-Oct-86      0.993844       1.233413      1.050958
Fidelity VIP Mid Cap Portfolio - Service Class 2* (1.90%)                     29-Dec-98      1.007342       1.064236      0.696703
MFS Mid Cap Growth Portfolio (1.90%)                                          23-Mar-98      1.030802       1.376483      0.796227
MFS Research Portfolio (1.90%)                                                23-Mar-98      1.020216       1.341031      1.192732
MFS Total Return Portfolio (1.90%)                                            20-Jun-94      1.022573       1.042266       0.90429
Mutal Shares Securities Fund - Class 2 (1.90%)                                08-Nov-96      1.000818       0.952899      0.932877
Oppenheimer Capital Appreciation Fund/ VA -  Service Shares (1.90%)           03-Apr-85      0.999557       1.165747      0.856731
Oppenheimer Main Street Growth & Income Fund/VA -  Service Shares (1.90%)     05-Jul-95      0.997472       1.133138      1.061049
Pioneer Fund VCT Portfolio - Class II Shares (1.90%)                          31-Oct-97      0.995921        1.14455      1.013719
Pioneer Mid-Cap Value VCT Portfolio - Class II Shares (1.90%)                 01-Mar-95      1.004172       0.965957      0.759193
Putnam VT International Growth Fund - Class IB Shares* (1.90%)                02-Jan-97      0.996074       1.270002      0.911468
Putnam VT Small Cap Value Fund - Class IB Shares* (1.90%)                     30-Apr-99      1.004784        0.85687       -
Smith Barney Aggressive Growth Portfolio (1.90%)                              01-Nov-99      1.000766        1.06341       -
Smith Barney Allocation Select Balanced Portfolio (1.90%)                     10-Mar-97      1.012039       1.045959      0.963368
Smith Barney Allocation Select Growth Portfolio (1.90%)                       11-Mar-97       1.01071       1.142319      1.072675
Smith Barney Allocation Select High Growth Portfolio (1.90%)                  10-Mar-97      1.008459       1.169118      1.031293
Smith Barney Appreciation Portfolio (1.90%)                                   16-Oct-91      1.017119       1.079654      0.995395
Smith Barney Fundamental Value Portfolio (1.90%)                              03-Dec-93       1.01632       1.093535      0.772691
Smith Barney Growth and Income Portfolio (1.90%)                              14-Sep-99      1.016387       1.161605       -
Smith Barney High Income Portfolio (1.90%)                                    22-Jun-94      1.003964       1.063129      1.170465
Smith Barney International All Cap Growth Portfolio (1.90%)                   20-Jun-94      0.996772       1.476142      1.199365
Smith Barney Large Cap Core Portfolio (1.90%)                                 14-Sep-99      1.008741       1.202991       -
Smith Barney Large Cap Growth Portfolio (1.90%)                               01-May-98       0.99468       1.165362       0.99425
Smith Barney Large Cap Value Portfolio (1.90%)                                20-Jun-94      1.026896       1.139801      1.045919
Smith Barney Mid Cap Core Portfolio (1.90%)                                   01-Nov-99      1.026712       1.162639       -
Smith Barney Money Market Portfolio (1.90%)                                   20-Jun-94      0.999824       0.982809       0.91875
Smith Barney Premier Selection All Cap Growth Portfolio (1.90%)               14-Sep-99      1.006824       1.195621       -
Smith Barney Small Cap Growth Opportunities Portfolio (1.90%)                 07-Feb-97      1.014144       1.233822        0.8543
Social Awareness Stock Portfolio (Smith Barney) (1.90%)                       01-May-92       1.01015       1.221035      1.100162
Templeton Growth Securities Fund - Class 2 (1.90%)                            15-Mar-94      0.998291       1.030954      0.873389
Travelers Convertible Bond Portfolio (1.90%)                                  01-May-98      1.003651       1.031474       0.80212
Travelers Managed Income Portfolio (1.90%)                                    28-Jun-94      1.004214        0.95891      0.915034
Van Kampen Comstock Portfolio - Class II Shares* (1.90%)                      01-May-99      1.019871       1.069497       -
Van Kampen Emerging Growth Portfolio Class II Shares* (1.90%)                 03-Jul-95      0.999625       1.491048       0.84471
Van Kampen Growth and Income Portfolio Class II Shares* (1.90%)               23-Dec-96      1.018516       1.105007      0.852095




                                                                                        Unit Values At
Fund Name                                                                     31-Dec-96     31-Dec-91 Inception AUV
AIM V.I. Capital Appreciation Fund - Series II Shares (1.90%)                  0.821697       -             0.450756
AIM V.I. Value Fund - Series II Shares (1.90%)                                 0.693032       -              0.39685
Alliance Premier Growth Portfolio-Class B* (1.90%)                             0.609535       -             0.300424
Alliance Technology Portfolio- Class B (1.90%)                                 0.604148       -             0.557428
Concert Investment Series Select Government Portfolio (1.90%)                  -              -             0.881619
Fidelity VIP Equity Income Portfolio - Service Class 2 (1.90%)                 0.705847      0.339638       0.244812
Fidelity VIP Growth Portfolio - Service Class 2 (1.90%)                        0.634452      0.344901       0.190049
Fidelity VIP Mid Cap Portfolio - Service Class 2* (1.90%)                      -              -              0.67988
MFS Mid Cap Growth Portfolio (1.90%)                                           -              -             0.803485
MFS Research Portfolio (1.90%)                                                 -              -             1.143869
MFS Total Return Portfolio (1.90%)                                             0.693678       -             0.513608
Mutal Shares Securities Fund - Class 2 (1.90%)                                 0.822315       -               0.7967
Oppenheimer Capital Appreciation Fund/ VA -  Service Shares (1.90%)            0.566495      0.293839       0.148228
Oppenheimer Main Street Growth & Income Fund/VA -  Service Shares (1.90%)      0.959415       -               0.6255
Pioneer Fund VCT Portfolio - Class II Shares (1.90%)                           -              -             0.779499
Pioneer Mid-Cap Value VCT Portfolio - Class II Shares (1.90%)                  0.709734       -             0.563185
Putnam VT International Growth Fund - Class IB Shares* (1.90%)                 -              -             0.689122
Putnam VT Small Cap Value Fund - Class IB Shares* (1.90%)                      -              -             0.687427
Smith Barney Aggressive Growth Portfolio (1.90%)                               -              -             0.776378
Smith Barney Allocation Select Balanced Portfolio (1.90%)                      -              -             0.824814
Smith Barney Allocation Select Growth Portfolio (1.90%)                        -              -             0.878234
Smith Barney Allocation Select High Growth Portfolio (1.90%)                   -              -              0.84148
Smith Barney Appreciation Portfolio (1.90%)                                    0.686626      0.434832       0.416169
Smith Barney Fundamental Value Portfolio (1.90%)                               0.653852       -             0.400384
Smith Barney Growth and Income Portfolio (1.90%)                               -              -             1.178327
Smith Barney High Income Portfolio (1.90%)                                     1.063069       -             0.833136
Smith Barney International All Cap Growth Portfolio (1.90%)                    1.139712       -              0.95015
Smith Barney Large Cap Core Portfolio (1.90%)                                  -              -             1.095413
Smith Barney Large Cap Growth Portfolio (1.90%)                               #N/A            -             0.807893
Smith Barney Large Cap Value Portfolio (1.90%)                                 0.781014       -             0.520638
Smith Barney Mid Cap Core Portfolio (1.90%)                                    -              -             0.862102
Smith Barney Money Market Portfolio (1.90%)                                     0.86447       -             0.802237
Smith Barney Premier Selection All Cap Growth Portfolio (1.90%)                -              -             0.870003
Smith Barney Small Cap Growth Opportunities Portfolio (1.90%)                  -              -             0.821262
Social Awareness Stock Portfolio (Smith Barney) (1.90%)                         0.67879       -              0.40429
Templeton Growth Securities Fund - Class 2 (1.90%)                             0.871454       -             0.651748
Travelers Convertible Bond Portfolio (1.90%)                                   -              -             0.804646
Travelers Managed Income Portfolio (1.90%)                                     0.824356       -             0.722199
Van Kampen Comstock Portfolio - Class II Shares* (1.90%)                       -              -             0.901746
Van Kampen Emerging Growth Portfolio Class II Shares* (1.90%)                  0.529685       -             0.398886
Van Kampen Growth and Income Portfolio Class II Shares* (1.90%)                0.608357       -             0.610441